UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 8, 2016

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Number)
of incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2016, Codorus Valley Bancorp, Inc. (the “Corporation”) and PeoplesBank, a Codorus Valley Company (“PeoplesBank”), entered into a Second Amendment to Employment Agreement with Larry J. Miller, Chairman, President and Chief Executive Officer of the Corporation (the “Amendment”). The Amendment was entered into in connection with Mr. Miller’s previously announced retirement as President and Chief Executive Officer of PeoplesBank and transition to the new role of Executive Chair of PeoplesBank, effective March 8, 2016.

Pursuant to the Amendment, Mr. Miller shall serve as Chair, President and Chief Executive Officer of the Corporation, and as Executive Chair and a member of the Board of Directors of PeoplesBank. In his capacity as Executive Chair, Mr. Miller will, among other duties, be responsible for the philanthropic activities of the Bank. In recognition of his reduced responsibilities, Mr. Miller’s annual base salary has been set at $250,000. He continues to be eligible to participate in the Corporation’s incentive compensation programs.

The Amendment also clarifies that any payments required to be delayed in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, shall be paid in a lump sum on the first business day of the seventh month following his separation of service.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Second Amendment to Employment Agreement dated March 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: March 8, 2016	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement dated March 8, 2016.